                                                                    Exhibit 23.1


                        Independent Accountants' Consent



The Board of Directors and Stockholders
Vesta Insurance Group, Inc.
Birmingham, Alabama:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.







                                              /s/ KPMG LLP



Birmingham, Alabama
March 1, 2001